Exhibit 99.1

Date	August 9, 2006	News Release
For Release	Upon Receipt
Contact	Media:	Financial Community:
	Rich Sieber	Darrin Duda, CFA
	412-232-6848	412-393-1158
DUQUESNE LIGHT HOLDINGS REPORTS SECOND-QUARTER 2006 RESULTS
PITTSBURGH – Duquesne Light Holdings (NYSE: DQE) today reported adjusted earnings (non-GAAP) for the second quarter of 2006 of $23.1 million, or $0.29 per share, compared to $23.3 million, or $0.30 per share, for the second quarter of 2005. In accordance with generally accepted accounting principles (GAAP), the company reported income from continuing operations for the second quarter of 2006 of $11.3 million, or $0.14 per share, compared to $21.6 million, or $0.28 per share, for the second quarter of 2005.
For the six months ended June 30, 2006, adjusted earnings (non-GAAP) was $44.2 million, or $0.56 per share, compared to $42.6 million, or $0.55 per share, for 2005. In accordance with GAAP, the company reported income from continuing operations for the six months ended June 30, 2006, of $25.7 million, or $0.33 per share, compared to $56.2 million, or $0.73 per share, for 2005.
Adjusted earnings (non-GAAP), for the quarter and year-to-date, reported by business segment, in millions, were as follows:

	Second Quarter		Year-to-Date
	2006	2005	2006	2005
Electricity Delivery	$3.6	$6.3	$9.8	$14.8
Electricity Supply	9.4	8.0	14.8	11.0
Energy Solutions	5.1	6.3	9.0	10.4
Financial	10.2	7.1	20.9	14.2
Communications	0.6	0.6	1.1	1.2
All Other	(5.8)	(5.0)	(11.4)	(9.0)

Consolidated	$23.1	$23.3	$44.2	$42.6

Reconciliation of GAAP earnings to adjusted earnings for the quarter and year-to-date is included in the tables below.
•	The Electricity Delivery segment was impacted by unfavorable weather in 2006 as compared to 2005.

•	The Electricity Supply segment realized increased revenues from Duquesne Light Energy’s sales to large commercial and industrial customers.

•	The Energy Solutions segment was impacted by lower earnings from the management of synthetic fuel facilities, as well as the absence of earnings related to energy facility management projects that were sold subsequent to June 2005.

•	The Financial segment results were positively impacted from a natural gas price swap agreement signed in December 2005, which locked in the price, at well above historical levels, related to approximately 60 percent of its anticipated pipeline quality production.

•	The All Other category was adversely impacted by higher interest costs.
Pending Merger
On July 5, 2006, Duquesne Light Holdings entered into a definitive merger agreement with a consortium led by Macquarie Infrastructure Partners and Diversified Utility and Energy Trusts (DUET), (“the Macquarie Consortium”). Under the terms of the agreement, the Macquarie Consortium will acquire all of the outstanding shares of Holdings for $20 per share in cash. Duquesne Light Holdings’ headquarters will remain in Pittsburgh and the companies will maintain Duquesne Light’s longstanding commitment to service, reliability and community involvement.
The Duquesne Light Holdings Board of Directors and the members of the Macquarie Consortium have approved the transaction. However, it is subject to customary closing conditions, including the approval of Holdings’ shareholders and various regulatory agencies, including the Pennsylvania Public Utility Commission (PUC) and the Federal Energy Regulatory Commission (FERC). The companies anticipate completing the transaction in the first quarter of 2007.
Earnings Guidance Discontinued
Due to the pending merger acquisition, the company no longer is providing earnings guidance.
Rate Cases
The distribution rate case filed with the PUC on April 7, 2006, continues through the review process. The proposed rates would help the company to offset increased costs to provide service, including its upgrade of the Pittsburgh region’s electric infrastructure. Duquesne Light expects PUC review of its filing to be completed by the end of 2006. The company also notified the PUC that it intends to file a transmission rate case with the FERC in the third quarter of 2006.
Capital Markets Activity
On July 5, 2006, two members of the Macquarie Consortium entered into an agreement with Duquesne Light Holdings to purchase approximately 8,836,000 shares of Duquesne Light Holdings’ common stock for $16 per share. The company has received Hart-Scott-Rodino Act approval, and expects to complete the transaction in August 2006. The approximately $141 million of proceeds from this issuance are intended to be used for debt reduction. In addition, on August 4, 2006, two banks committed to provide Duquesne Light Holdings a $200 million term loan facility primarily for the purpose of financing the acquisition of minority interests in the Keystone and Conemaugh power plants.
The availability of the term loan facility is conditioned upon the receipt of equity proceeds and closing on the Keystone and Conemaugh plant acquisition.
Reconciliation of Adjusted Earnings and Reported Income
Adjusted earnings is a non-GAAP measure that adjusts reported income for special items and one-time charges or credits. Management uses adjusted earnings (non-GAAP) internally to evaluate the company’s performance and manage its operations. The company believes that this non-GAAP financial measure provides a consistent and comparable measure to help shareholders better understand and evaluate operating results and performance trends.

The tables that follow provide a reconciliation of adjusted earnings (non-GAAP) to reported income from continuing operations (GAAP), by business segment, for the second quarters of 2006 and 2005.
Reconciliation of Adjusted Earnings to GAAP (in dollars)

	2nd Quarter 2006
	Elec.	Elec.	Energy			All
(all amounts in millions)	Delivery	Supply	Solutions	Financial	Comm.	Other	Total

Adjusted Earnings — Non-GAAP	$3.6	$9.4	$5.1	$10.2	$0.6	$(5.8)	$23.1

Items excluded from adjusted earnings:
Change in fair value of derivative energy contracts		(4.3)					(4.3)
Estimated tax credit phase-out impact				(8.5)			(8.5)
Merger-related costs						(0.5)	(0.5)
Sale of an energy facility management project			1.5				1.5

Total items excluded from adjusted earnings	0.0	(4.3)	1.5	(8.5)	0.0	(0.5)	(11.8)

Reported Income – GAAP	$3.6	$5.1	$6.6	$1.7	$0.6	$(6.3)	$11.3

Reconciliation of Adjusted Earnings to GAAP (in dollars)

	2nd Quarter 2005
	Elec.	Elec.	Energy			All
(all amounts in millions)	Delivery	Supply	Solutions	Financial	Comm.	Other	Total

Adjusted Earnings – Non-GAAP	$6.3	$8.0	$6.3	$7.1	$0.6	$(5.0)	$23.3

Items excluded from adjusted earnings:
Change in fair value of derivative energy contracts		(1.7)					(1.7)

Total items excluded from adjusted earnings	0.0	(1.7)	0.0	0.0	0.0	0.0	(1.7)

Reported Income – GAAP	$6.3	$6.3	$6.3	$7.1	$0.6	$(5.0)	$21.6

The table that follows provides a reconciliation of adjusted earnings (non-GAAP) to reported income from continuing operations (GAAP), in per share amounts, for the second quarters of 2006 and 2005.
Reconciliation of Adjusted Earnings to GAAP (in earnings per share)

	(All amounts per share,
	unless noted)
	Three Months
	Ended June 30,
	2006	2005

Adjusted Earnings – Non-GAAP	$0.29	$0.30

Items excluded from adjusted earnings:
Change in fair value of derivative energy contracts (Electricity Supply segment)	(0.05)	(0.02)
Estimated tax credit phase-out impact (Financial segment)	(0.11)
Merger-related costs (All Other category)	(0.01)
Sale of an energy facility management project (Energy Solutions segment)	0.02

Total items excluded from adjusted earnings	(0.15)	(0.02)

Reported Income – GAAP	$0.14	$0.28

Average Number of Common Shares Outstanding (in millions)	78.4	77.6

The tables that follow provide a reconciliation of adjusted earnings (non-GAAP) to reported income from continuing operations (GAAP), by business segment, for year-to-date 2006 and 2005.
Reconciliation of Adjusted Earnings to GAAP (in dollars)

	Year-to-Date 2006
	Elec.	Elec.	Energy			All
(all amounts in millions)	Delivery	Supply	Solutions	Financial	Comm.	Other	Total

Adjusted Earnings – Non-GAAP	$9.8	$14.8	$9.0	$20.9	$1.1	$(11.4)	$44.2

Items excluded from adjusted earnings:
Change in fair value of derivative energy contracts		(5.8)					(5.8)
Estimated tax credit phase-out impact				(10.8)			(10.8)
Merger-related costs						(0.5)	(0.5)
Other income tax adjustments, net						(2.9)	(2.9)
Sale of an energy facility management project			1.5				1.5

Total items excluded from adjusted earnings	0.0	(5.8)	1.5	(10.8)	0.0	(3.4)	(18.5)

Reported Income – GAAP	$9.8	$9.0	$10.5	$10.1	$1.1	$(14.8)	$25.7

Reconciliation of Adjusted Earnings to GAAP (in dollars)

	Year-to-Date 2005
	Elec.	Elec.	Energy			All
(all amounts in millions)	Delivery	Supply	Solutions	Financial	Comm.	Other	Total

Adjusted Earnings – Non-GAAP	$14.8	$11.0	$10.4	$14.2	$1.2	$(9.0)	$42.6

Items excluded from adjusted earnings:
Change in fair value of derivative energy contracts		6.6					6.6
Sale of an investment in a natural gas partnership				4.6			4.6
Settlement of interest rate lock arrangement						2.4	2.4

Total items excluded from adjusted earnings	0.0	6.6	0.0	4.6	0.0	2.4	13.6

Reported Income – GAAP	$14.8	$17.6	$10.4	$18.8	$1.2	$(6.6)	$56.2

The table that follows provides a reconciliation of adjusted earnings (non-GAAP) to reported income from continuing operations (GAAP), in per share amounts, for year-to-date 2006 and 2005.
Reconciliation of Adjusted Earnings to GAAP (in earnings per share)

	(All amounts per share,
	unless noted)
	Six Months
	Ended June 30,
	2006	2005

Adjusted Earnings – Non-GAAP	$0.56	$0.55

Items excluded from adjusted earnings:
Change in fair value of derivative energy contracts (Electricity Supply segment)	(0.07)	0.09
Estimated tax credit phase-out impact (Financial segment)	(0.14)
Other income tax adjustments, net (All Other category)	(0.04)
Sale of an energy facility management project (Energy Solutions segment)	0.02
Sale of an investment in a natural gas partnership (Financial segment)		0.06
Settlement of interest rate lock arrangement (All Other category)		0.03

Total items excluded from adjusted earnings	(0.23)	0.18

Reported Income – GAAP	$0.33	$0.73

Average Number of Common Shares Outstanding (in millions)	78.3	77.4

Internet Broadcast
A live Internet broadcast of management’s presentation to members of the financial community is scheduled for 11 a.m., EDT, today. The broadcast can be accessed through the company’s website (www.duquesnelightholdings.com). Once on the homepage, just click “Internet Broadcast of Management Presentation” to access. A replay of the presentation will be made available on the company’s website through August 24. Please refer to the company’s 10-Q for additional details regarding second-quarter 2006 results.
About the Company
Duquesne Light Holdings is comprised of an electric-utility company and several affiliate companies that complement the core business. Duquesne Light Company, its principal subsidiary, is a leader in the transmission and distribution of electric energy, offering superior customer service and reliability to more than half a million customers in southwestern Pennsylvania.
The foregoing contains forward-looking statements, the results of which may materially differ from those implied due to known and unknown risks and uncertainties, some of which are discussed below. Cash flow, earnings, earnings growth, capitalization, capital expenditures and dividends will depend on the performance of Holdings’ subsidiaries, and board policy. Demand for and pricing of electricity and landfill gas, changing market conditions, and weather conditions could affect earnings levels. Earnings will be affected by the number of customers who choose to receive electric generation through Duquesne Light’s provider-of-last-resort service (POLR), by our ability to negotiate appropriate terms with suitable generation suppliers, by the performance of these suppliers, and by changes in market value of energy commodity products under contract. Earnings will be affected by the timing of the Keystone and Conemaugh acquisition closing. Projected POLR supply requirements will depend on POLR customer retention, which in turn may depend on market generation prices, as well as the marketing efforts of competing generation suppliers. Distribution rate base and earnings will depend on the outcome of our distribution rate case, which in turn is subject to Pennsylvania Public Utility Commission (PUC) review and approval. Transmission rate base and earnings will depend on the ultimate structure of our transmission rate case, which in turn will be subject to Federal Energy Regulatory Commission (FERC) review and approval. Earnings will also be affected by rate base, equity and allowed return levels. Regional transmission organization rules and FERC-mandated transmission charges could affect earnings. Changes in electric energy prices could affect earnings as the fair value of our energy commodity contracts fluctuates. Earnings and cash flows may be affected by the ultimate timing of the merger closing, which in turn depends on, among other things, the receipt of shareholder, PUC, FERC and other regulatory approval. Regulatory approval of the merger depends on the procedures of the agencies involved. The amount and timing of any debt reduction or refinancing will depend on the availability of cash flows and appropriate replacement or refinancing vehicles. The amount and timing of any securities issuance (debt or equity) will depend on financial market performance and the need for funds. The credit ratings received from the rating agencies could affect the cost of borrowing, access to capital markets and liquidity. Changes in synthetic fuel plant operations could affect Duquesne Energy Solutions’ earnings. Competition, operating costs and gas prices could affect earnings and expansion plans in our landfill gas business, as well as the anticipated operating life of our landfill gas sites. Earnings with respect to synthetic fuel operations, landfill gas and affordable housing investments will depend, in part, on the continued availability of, and compliance with the requirements for, applicable federal tax credits. The availability of synthetic fuel and landfill gas tax credits depends in part on the average wellhead price per barrel of domestic crude oil. Demand for dark fiber will affect DQE Communications’ earnings. The final resolution of proposed adjustments regarding state income tax liabilities (which could depend on negotiations with the appropriate authorities) could affect financial position, earnings, and cash flows. Financial results and position could be affected by changes in pronouncements periodically issued by accounting standard-setting bodies. Overall performance by Holdings and its affiliates could be affected by economic, competitive, regulatory, governmental and technological factors affecting operations, markets, products, services and prices, as well as the factors discussed in Holdings’ SEC filings made to date.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of Duquesne Light by the Macquarie Consortium. In connection with the proposed acquisition, Duquesne Light Holdings will file relevant materials with the Securities and Exchange Commission, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF DUQUESNE LIGHT ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING DUQUESNE LIGHT’S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Duquesne Light Holdings at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Duquesne Light Holdings by directing such request to Holdings at 411 Seventh Avenue, Pittsburgh, PA 15219, Attn: Corporate Secretary; or by telephone: 800-247-0400 (outside the Pittsburgh area) or 412-393-6167 (in the Pittsburgh area).
Participants in Solicitation
Duquesne Light Holdings and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in the Company’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 28, 2006, and information concerning all of the Company’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from Duquesne Light Holdings by directing such request to the address provided in the section above.

Statements of Income (Unaudited)

	(All Amounts in Millions,
	Except Per Share Amounts)
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2006	2005	2006	2005

Operating Revenues:
Retail sales of electricity	$188.7	$184.2	$376.3	$370.9
Other	35.6	37.7	71.9	69.7

Total Operating Revenues	224.3	221.9	448.2	440.6

Operating Expenses:
Purchased power	97.0	87.5	193.5	169.1
Other operating and maintenance	58.9	62.4	116.6	118.1
Depreciation and amortization	20.7	20.3	41.4	40.8
Taxes other than income taxes	13.4	13.0	27.1	26.8
Other	0.7	—	0.7	—

Total Operating Expenses	190.7	183.2	379.3	354.8

Operating Income	33.6	38.7	68.9	85.8
Investment and Other Income	1.1	3.3	5.4	18.8
Interest and Other Charges	(18.3)	(14.7)	(36.1)	(29.2)

Income from Continuing Operations Before
Income Taxes and Limited Partners’ Interest	16.4	27.3	38.2	75.4
Income Tax Expense	(7.5)	(8.1)	(17.5)	(24.1)
Benefit from Limited Partners’ Interest	2.4	2.4	5.0	4.9

Income from Continuing Operations	11.3	21.6	25.7	56.2
Income from Discontinued Operations – Net	(0.1)	(0.1)	(0.1)	0.3

Net Income	$11.2	$21.5	$25.6	$56.5

Average Number of Common Shares Outstanding	78.4	77.6	78.3	77.4

Basic Earnings Per Share of Common Stock:
Earnings from Continuing Operations	$0.14	$0.28	$0.33	$0.73
Earnings from Discontinued Operations	—	—	—	—

Basic Earnings Per Share of Common Stock	$0.14	$0.28	$0.33	$0.73

Dividends Declared Per Share of Common Stock	$0.25	$0.25	$0.50	$0.50